UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 4, 2010

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.   Entry Into a Material Definitive Agreement

On March 4, 2010, the insiders of Senesco Technologies, Inc. (the “Company” or “Senesco”) who had previously purchased all of the convertible debentures, warrants and common stock of Senesco which were previously held by Stanford Venture Capital Holdings, Inc., notified the Company that they have elected, subject to stockholder approval, to convert their convertible debentures at a conversion price of $0.83.  Under the terms of the convertible debentures, such convertible debentures could have converted at a floating conversion rate equal to the lower of $0.83, or 80 percent of the lowest daily Volume-Weighted Average Price (VWAP) for the five-day period immediately preceding the conversion date, which equated to $0.22.

A copy of the letter is filed as exhibit 10.1 to this periodic report on Form 8-K.

Item 8.01      Other Events.

On March 5, 2010, the Company issued a press release announcing the agreement by the insiders to convert their secured convertible debenture.  A copy of this press release is furnished as Exhibit 99.1 to this periodic report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter dated as of March 4, 2010 sent to the Company by certain of its insiders.
99.1	Press Release of Senesco Technologies, Inc. dated March 5, 2010 regarding the conversion by the insiders of their secured convertible debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: March 5, 2010	By: /s/ Jack Van Hulst
Name: Jack Van Hulst
Title: President and Chief Executive Officer